EXHIBIT 11
                                  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                      Year Ended December 31,
                                                                      _______________________
                                        1991                1992                1993                1994                 1995
                                        ____                ____                ____                ____                 ____

Primary earnings per share:

Net income (loss)                  $   914,946         $(3,324,288)        $   847,887         $   533,427          $   107,193
Preferred stock dividends              (59,160)            (59,160)            (59,160)            (59,160)             (59,160)
Debenture interest                                                                                  42,944
                                   ___________         ___________         ___________         ___________          ___________
                                       855,786          (3,383,448)            788,727             517,211               48,033
                                   ===========         ===========         ===========         ===========          ===========

Primary weighted average number
     of common and common stock
     equivalent shares outstanding   6,649,896 (1)       8,426,853 (3)      10,581,092 (3)      11,644,785 (3)       12,062,019 (1)

Primary earnings per share
     Income (loss) before
          extraordinary item       $       .13         $      (.40)        $       .06         $       .04          $       .01
  Extraordinary item                                           .01
                                   ___________         ___________         ___________         ___________          ___________
                                   $       .13         $      (.40)        $       .07         $       .04          $       .01

Fully diluted earnings per share:

Net income (loss)                  $   914,946         $(3,324,288)        $   847,887         $   533,427          $   107,193
Preferred stock dividends              (59,160)            (59,160)            (59,160)            (59,160)             (59,160)
Debenture interest                     200,000              (3)                 (3)                 42,944                  ---
                                   ___________         ___________         ___________         ___________          ___________
                                     1,055,786          (3,383,448)            788,727             517,211               48,033
                                   ===========         ===========         ===========         ===========          ===========

Fully diluted weighted average
     number of common and common
     stock equivalent shares
     outstanding                     9,324,750 (2)       8,426,853 (3)      10,581,092 (3)      11,644,785 (3)       12,062,019
                                   ===========         ===========         ===========         ===========          ===========

Fully diluted earnings per share
     Income (loss) before
          extraordinary item       $       .11         $      (.40)        $       .06         $       .04          $       .01
     Extraordinary item                                                            .01
                                   ___________         ___________         ___________         ___________          ___________
                                   $       .11         $      (.40)        $       .07         $       .04          $       .01
                                   ===========         ===========         ===========         ===========          ===========

<F1> Includes shares of common stock issued under options and warrants outstanding, net of hypothetical repurchases under the treasury method.

<F2> Includes the effect of $2,000,000 of debentures converted into 2,666,667 shares, using the conversion rate of $.75 per share, and shares of common stock issued under options and warrants outstanding, net of hypothetical treasury repurchases under the treasury method.

<F3> See Note 1 to the consolidated financial statements.